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                                                                    Exhibit 10.6

                              EMPLOYMENT AGREEMENT

                  This EMPLOYMENT AGREEMENT, dated as of November 8, 2004 (this "Agreement"), between SIRIUS SATELLITE RADIO INC., a Delaware corporation (the "Company"), and Patrick L. Donnelly (the "Executive").

         In consideration of the mutual covenants and conditions set forth herein, the Company and the Executive agree as follows:

         1. Employment. Subject to the terms and conditions of this Agreement, the Company hereby employs the Executive, and the Executive hereby accepts employment with the Company.

         2. Duties and Reporting Relationship. (a) The Executive shall be employed in the capacity of Executive Vice President, General Counsel and Secretary of the Company. During the Term (as defined below), the Executive shall, on a full-time basis, use his skills and render services to the best of his ability in supervising the legal affairs of the Company, including all legal aspects of the Company's obligations as a reporting company under the Securities Exchange Act of 1934, as amended; the preparation, filing, printing and distribution of the Company's annual, quarterly and current reports, proxy and information statements, prospectuses and offering memoranda and other required materials with the Securities and Exchange Commission; and the selection, hiring and supervision of any outside counsel for the Company. In addition, the Executive shall perform such other activities and duties, consistent with his position, as the Chief Executive Officer of the Company shall, from time to time, reasonably specify and direct. It is acknowledged that the Executive has made, and may continue to make, passive investments which will require a portion of his time and attention but Executive agrees that such investments will not interfere with his full-time commitment to the Company. The Executive shall not be required by this Agreement to perform duties for any entity other than the Company and its subsidiaries.

         (b) The Executive shall generally perform his duties and conduct his business at the principal offices of the Company in New York, New York.

         (c) The Executive shall report to the Chief Executive Officer of the Company.

         3. Term. The term of this Agreement shall commence on November 9, 2004, and end onApril 30, 2007, unless terminated earlier pursuant to the provisions of Section 6 (the "Term").

         4. Annual Base Salary. (a) During the Term, the Executive shall be paid an annual base salary of $358,000, subject to any increases that the Chief Executive Officer of the Company shall approve (such amount, the "Base Salary"). All amounts paid to the Executive under this Agreement shall be in U.S. dollars. The Executive's base salary shall be paid at least monthly and, at the option of the Company, may be paid more frequently. In the event the Executive's employment is terminated during the Term, the Executive's base salary shall be prorated through the date of termination.

         (b) All compensation paid to the Executive hereunder shall be subject to any payroll and withholding deductions required by any applicable law.


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                                                                               2

         5. Additional Compensation, Expenses and Benefits. (a) During the Term, the Company shall promptly reimburse the Executive for all reasonable and necessary business expenses incurred and advanced by him in carrying out his duties under this Agreement. The Executive shall present to the Company from time to time an itemized account of such expenses in such form as may be required by the Company from time to time.

         (b) During the Term, the Executive shall be entitled to participate fully in all benefit plans, programs, policies and fringe benefits which may be made available to the executive officers of the Company generally, including, without limitation, medical, dental and life insurance, benefits under the Sirius Satellite Radio 401(k) Savings Plan and retirement plans, if any. The Company agrees that the Executive shall be entitled to annual bonuses, if any, on the same basis as other senior officers of the Company at the same level.

         6. Termination. The date upon which this Agreement is deemed to be terminated in accordance with any of the provisions of this Section 6 is referred to herein as the "Termination Date."

         (a) Termination for Cause. The Company has the right and may elect to terminate this Agreement for Cause at any time. For purposes of this Agreement, "Cause" means the occurrence or existence of any of the following:

                  (i) a material breach by the Executive of (A) the terms of this Agreement or (B) his duty not to engage in any transaction that represents, directly or indirectly, self-dealing with the Company or any of its affiliates (which, for purposes hereof, shall mean any individual, corporation, partnership, association, limited liability company, trust, estate, or other entity or organization directly or indirectly controlling, controlled by, or under direct or indirect common control with the Company) which has not been approved by a majority of the disinterested directors of the Board of the Directors (the "Board"), if any such material breach described in clause (A) or clause (B) remains uncured after thirty days have elapsed following the date on which the Company gives the Executive written notice of such breach;

                  (ii) any material act of dishonesty, misappropriation, embezzlement, intentional fraud, or similar intentional misconduct by the Executive involving the Company or any of its affiliates;

                  (iii) the conviction or the plea of nolo contendere or the equivalent in respect of a felony;

                  (iv) any damage of a material nature to any property of the Company or any of its affiliates caused by the Executive's willful misconduct or gross negligence;

                  (v) the repeated nonprescription use of any controlled substance or the repeated use of alcohol or any other non-controlled substance that, in the reasonable good faith opinion of the Board of Directors, renders the Executive unfit to serve as an officer of the Company or its affiliates;

                  (vi) the Executive's failure to comply with the Board's reasonable written instructions within five days; or


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                                                                               3

                  (vii) conduct by the Executive that in the reasonable good faith written determination of the Board demonstrates unfitness to serve as an officer of the Company or its affiliates, including, without limitation, a finding by the Board or any judicial or regulatory authority that the Executive committed acts of unlawful harassment or violated any other state, federal or local law or ordinance prohibiting discrimination in employment.

Termination of the Executive for Cause pursuant to this Section 6(a) shall be communicated by a Notice of Termination. For purposes of this Agreement, a "Notice of Termination" shall mean delivery to the Executive of a copy of a resolution or resolutions duly adopted by the affirmative vote of the directors (other than the Executive, if the Executive is then serving on the Board) present (in person or by teleconference) and voting at a meeting of the Board called and held for that purpose after reasonable notice to the Executive and reasonable opportunity for the Executive, together with the Executive's counsel, to be heard before the Board prior to such vote, finding that in the good faith opinion of the Board, the Executive was guilty of conduct set forth in any of clauses (i) through (vii) of this Section 6(a) and specifying the particulars thereof in reasonable detail. For purposes of this Section 6(a), this Agreement shall terminate on the date specified by the Board in the Notice of Termination.

         (b) (i) This Agreement and the Executive's employment hereunder shall terminate upon the death of the Executive.

         (ii) If the Executive is unable to perform the essential duties and functions of his position because of a disability, even with a reasonable accommodation, for one hundred eighty days within any three hundred sixty-five day period, the Board shall have the right and may elect to terminate the services of the Executive by a Notice of Disability Termination. The Executive shall not be terminated following a Disability except pursuant to this Section 6(b)(ii). For purposes of this Agreement, a "Notice of Disability Termination" shall mean a written notice that sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under this Section 6(b)(ii). For purposes of this Agreement, no such purported termination by the Board shall be effective without such Notice of Disability Termination. This Agreement shall terminate on the day such Notice of Disability Termination is received by the Executive.

         (c) Should the Executive wish to resign from his position with the Company during the Term, for other than Good Reason (as defined below), the Executive shall give fourteen days prior written notice to the Company. The Agreement will terminate on the effective date of the resignation as defined above, however, the Company may, at its sole discretion, request that the Executive perform no job responsibilities and cease his or her active employment immediately upon receipt of the Notice.

         (d) The Company shall have the absolute right to terminate the Executive's employment without Cause at any time. If the Company elects to terminate the Executive without Cause, the Company shall give seven days written notice to the Executive. This Agreement shall terminate seven days following receipt of such notice by the Executive, however, the Company, at its sole discretion may request that the Executive cease active employment and perform no more job duties immediately upon provision of such notice to the Executive.

         (e) The Executive shall have the absolute right to terminate his employment at any time. Should the Executive wish to resign from his position with the Company for Good Reason during the



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                                                                               4

Term, the Executive shall give seven days prior written notice to the Company. This Agreement shall terminate on the date specified in such notice, however, at its sole discretion, the Company may request the Executive cease active employment and perform no more job duties for the Company immediately upon receipt of such notice.

         For purposes of this Agreement, "Good Reason" shall mean the continuance of any of the following events (without the Executive's express prior written consent) for a period of fourteen days after delivery to the Company by the Executive of a notice of the occurrence of such event:

                  (i) the assignment to the Executive by the Company of duties not reasonably consistent with the Executive's position as Executive Vice President, General Counsel and Secretary or his, duties, responsibilities, titles or offices at the commencement of the Term or any material reduction in his duties or responsibilities or any removal of the Executive from or any failure to re-elect the Executive to any of such positions or the Executive not being the sole officer of the Company who is responsible for all legal matters of the Company, including selecting, hiring and directing any outside counsel for the Company (except in connection with a disability of the Executive, the termination of the Executive's employment for Cause, disability or as a result of the Executive's death or by the Executive other than for Good Reason); or

                  (ii) any reduction in the Base Salary from the previous year;
         or

                  (iii) any failure of the Company to comply with the terms of
         Section 5(b) as it relates to the Executive's annual bonuses; or

                  (iv) a relocation of the Company's executive offices to a location outside of New York City or any requirement that the Executive report for work to a location more than 25 miles from the Company's current headquarters for more than 30 days in any calendar year, excluding any requirement that results from the damage or destruction of the Company's current headquarters as a result of natural disasters, terrorism, acts of war or acts of God; or

                  (v) any material breach by the Company of any provision of this Agreement.

         (f) If the employment of the Executive is terminated without Cause or the Executive terminates for Good Reason, then the Executive shall have an absolute and unconditional right to receive, and the Company shall pay to the Executive without setoff, counterclaim or other withholding, except as set forth in Section 4(b), an amount (in addition to any salary, benefits or other sums due the Executive through the Termination Date) equal to the sum of (x) the Executive's annualized base salary then in effect and (y) the last annual bonus actually paid to the Executive. If the employment of the Executive is terminated without Cause or the Executive terminates for Good Reason, then the Executive shall be entitled to a continuation of medical and life insurance benefits, as if he had remained an active employee, until the first anniversary of the Termination Date. The Company's obligations under this Section 6(f) shall be conditioned upon the Executive executing and delivering an agreement, and waiver and release of claims against the Company, in the form attached as Exhibit A. Any amount becoming payable under Section 6(f) shall be paid in immediately available funds on the tenth business day following the execution and delivery by the Executive of the agreement, and waiver and release of claims against the Company, attached as Exhibit A; provided that the Executive has not revoked such agreement in accordance with the terms thereof prior to such date.


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                                                                               5

         7. Gross-Up Provisions. (a) If the Executive is, in the opinion of a nationally recognized accounting firm selected by the Executive in his sole discretion, expected to pay an excise tax on "excess parachute payments" (as defined in Section 280G(b) of the Internal Revenue Code of 1986, as amended (the "Code")) under Section 4999 of the Code as a result of an acceleration of the vesting of options or for any other reason, the Company shall have an absolute and unconditional obligation to pay the Executive in accordance with the terms of this Section 7 the expected amount of such taxes. In addition, the Company shall have an absolute and unconditional obligation to pay the Executive such additional amounts as are necessary to place the Executive in the exact same financial position that he would have been in if he had not incurred any expected tax liability under Section 4999 of the Code; provided that the Company shall in no event pay the Executive any amounts with respect to any penalties or interest due under any provision of the Code. The determination of the exact amount, if any, of any expected "excess parachute payments" and any expected tax liability under Section 4999 of the Code shall be made by the nationally-recognized independent accounting firm selected by the Executive. The fees and expenses of such accounting firm shall be paid by the Company in advance. The determination of such accounting firm shall be final and binding on the parties. The Company irrevocably agrees to pay to the Executive, in immediately available funds to an account designated in writing by the Executive, any amounts to be paid under this Section 7 within two days after receipt by the Company of written notice from the accounting firm which sets forth such accounting firm's determination. In addition, in the event that such payments are not sufficient to pay all excise taxes on "excess parachute payments" under Section 4999 of the Code as a result of an acceleration of the vesting of options or for any other reason and to place the Executive in the exact same financial position that he would have been in if he had not incurred any expected tax liability under Section 4999 of the Code as a result of a change in control, then the Company shall have an absolute and unconditional obligation to pay the Executive such additional amounts as may be necessary to pay such excise taxes and place the Executive in the exact same financial position that he would have been had he not incurred any tax liability as a result of a change in control under the Code. Notwithstanding the foregoing, in the event that a written ruling (whether public or private) of the Internal Revenue Service ("IRS") is obtained by or on behalf of the Company or the Executive, which ruling expressly provides that the Executive is not required to pay, or is entitled to a refund with respect to, all or any portion of such excise taxes or additional amounts, the Executive shall promptly reimburse the Company in an amount equal to all amounts paid to the Executive pursuant to this
Section 7 less any excise taxes or additional amounts which remain payable by, or are not refunded to, the Executive after giving effect to such IRS ruling. Each of the Company and the Executive agrees to promptly notify the other party if it receives any such IRS ruling.

         (b) The provisions of this Section 7 shall survive any termination of this Agreement.

         8. Nondisclosure of Confidential Information. (a) The Executive acknowledges that in the course of his employment he will occupy a position of trust and confidence. The Executive shall not, except as may be required to perform his duties or as required by applicable law, disclose to others or use, whether directly or indirectly, any Confidential Information.

         (b) "Confidential Information" shall mean information about the Company's business and operations that is not disclosed by the Company for financial reporting purposes and that was learned by the Executive in the course of his employment by the Company, including, without limitation, any proprietary knowledge, patents, trade secrets, data, formulae, information and client and customer lists and all papers and records (including computer records) of the documents containing such



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                                                                               6

Confidential Information. The Executive acknowledges that such Confidential Information is specialized, unique in nature and of great value to the Company, and that such information gives the Company a competitive advantage. The Executive agrees to deliver or return to the Company, at the Company's request at any time or upon termination or expiration of his employment or as soon as possible thereafter, all documents, computer tapes and disks, records, lists, data, drawings, prints, notes and written information (and all copies thereof) furnished by the Company or prepared by the Executive in the course of his employment by the Company.

         (c) The provisions of this Section 8 shall survive any termination of this Agreement.

         9. Covenant Not to Compete. For two years following the end of the Term or, in the event the Executive has been terminated without Cause or has resigned for Good Reason, for one year following such termination without Cause or resignation for Good Reason (the "Restricted Period"), the Executive will not, directly or indirectly, enter into the employment of, render services to, or acquire any interest whatsoever in (whether for his own account as an individual proprietor, or as a partner, associate, stockholder, officer, director, consultant, trustee or otherwise), or otherwise assist, any person or entity engaged in any operations in North America involving the transmission of radio entertainment programming in competition with the Company; provided, that nothing in this Agreement shall prevent the purchase or ownership by the Executive by way of investment of up to five percent of the shares or equity interest of any corporation or other entity. Without limiting the generality of the foregoing, the Executive agrees that during the Restricted Period, the Executive will not call on or otherwise solicit business or assist others to solicit business from any of the customers or potential customers of the Company as to any product or service that competes with any product or service provided or marketed by or actually under development by the Company at the end of the Term. The Executive agrees that during the Restricted Period he will not solicit or assist others to solicit the employment of or hire any employee of the Company without the prior written consent of the Company.

         10. Remedies. The Executive and Company agree that damages for breach of any of the covenants under Sections 8 and 9 above will be difficult to determine and inadequate to remedy the harm which may be caused thereby, and therefore consent that these covenants may be enforced by temporary or permanent injunction without the necessity of bond. The Executive believes, as of the date of this Agreement, that the provisions of this Agreement are reasonable and that the Executive is capable of gainful employment without breaching this Agreement. However, should any court or arbitrator decline to enforce any provision of
Section 8 or 9 of this Agreement, this Agreement shall, to the extent applicable in the circumstances before such court or arbitrator, be deemed to be modified to restrict the Executive's competition with the Company to the maximum extent of time, scope and geography which the court or arbitrator shall find enforceable, and such provisions shall be so enforced.

         11. Indemnification. The Company shall indemnify the Executive to the full extent provided in the Company's Amended and Restated Articles of Incorporation and Amended and Restated Bylaws and the law of the State of Delaware in connection with his activities as an officer of the Company.

         12. Entire Agreement. The provisions contained herein constitute the entire agreement between the parties with respect to the subject matter hereof and supersede any and all prior agreements, understandings and communications between the parties, oral or written, with respect to such subject matter.


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                                                                               7

         13. Modification. Any waiver, alteration, amendment or modification of any provisions of this Agreement shall not be valid unless in writing and signed by both the Executive and the Company.

         14. Severability. If any provision of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof, which shall remain in full force and effect.

         15. Assignment. The Executive may not assign any of his rights or delegate any of his duties hereunder without the prior written consent of the Company. The Company may not assign any of its rights or delegate any of its obligations hereunder.

         16. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the successors in interest of the Executive and the Company.

         17. Notice. All notices and other communications required or permitted hereunder shall be made in writing and shall be deemed effective when initially transmitted by courier or facsimile transmission and five days after mailing by registered or certified mail:

                           if to the Company:

                           Sirius Satellite Radio Inc.
                           1221 Avenue of the Americas
                           36th Floor
                           New York, New York  10020
                           Attention: General Counsel
                           Telecopier: (212) 584-5353

                           if to the Executive:

                           Patrick L. Donnelly
                           Address on file in the offices
                           of the Company

or to such other person or address as either of the parties shall furnish in writing to the other party from time to time.

         18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York.

         19. Non-Mitigation. The Executive shall not be required to mitigate damages or seek other employment in order to receive compensation or benefits under Section 6 or Section 7 of this Agreement; nor shall the amount of any benefit or payment provided for under Section 6 or Section 7 of this Agreement be reduced by any compensation earned by the Executive as the result of employment by another employer.


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                                                                               8

         20. Arbitration. (a) The Executive and the Company agree that if a dispute arises concerning or relating to the Executive's employment with the Company, or the termination of the Executive's employment, such dispute shall be submitted to binding arbitration under the rules of the American Arbitration Association in effect at the time such dispute arises. The arbitration shall take place in New York, New York, and both the Executive and the Company agree to submit to the jurisdiction of the arbitrator selected in accordance with the American Arbitration Association rules and procedures. Except as provided for below, the Executive and the Company agree that this arbitration procedure will be the exclusive means of redress for any disputes relating to or arising from the Executive's employment with the Company or his termination, including disputes over rights provided by federal, state, or local statutes, regulations, ordinances, and common law, including all laws that prohibit discrimination based on any protected classification. The parties expressly waive the right to a jury trial, and agree that the arbitrator's award shall be final and binding on both parties, and shall not be appealable. The arbitrator shall have discretion to award monetary and other damages, and any other relief that the arbitrator deems appropriate and is allowed by law.

         (b) The Company shall pay the costs of any arbitration or other legal proceedings under this Agreement if the Executive prevails in such arbitration on at least one substantive issue.

         (c) The Company and the Executive agree that the sole dispute that is excepted from Section 20(a) is an action seeking injunctive relief from a court of competent jurisdiction regarding enforcement and application of Sections 8 and 9 of this Agreement, which action may be brought in addition to, or in place of, an arbitration proceeding in accordance with Section 20(a).

         21. Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

         22. Executive's Representations. Executive hereby represents and warrants to Company that he is not now under any contractual or other obligation that is inconsistent with or in conflict with this Agreement or that would prevent, limit, or impair the Executive's performance of his or her obligations under this Agreement.


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                                                                               9

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                       SIRIUS SATELLITE RADIO INC.



                                       By:  /s/ Joseph P. Clayton
                                          -------------------------------------
                                                Joseph P. Clayton
                                                Chief Executive Officer

                                       /s/ Patrick L. Donnelly
                                       ----------------------------------------
                                           Patrick L. Donnelly


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                                                                              10

                                                                       Exhibit A

                              AGREEMENT AND RELEASE

         This Agreement and Release, dated as of _________, 200_ (this "Agreement"), is entered into by and between PATRICK L. DONNELLY (the "Executive") and SIRIUS SATELLITE RADIO INC., and its subsidiaries and affiliated companies (collectively, the "Company").

         The purpose of this Agreement is to completely and finally settle, resolve, and forever extinguish all obligations, disputes and differences arising out of the Executive's employment with and separation from Company.

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, the Executive and the Company hereby agree as follows:

         1. The Executive's employment with the Company is terminated as of _____________, 200_ (the "Termination Date").

         2. The Company and the Executive agree that the Executive shall be provided severance pay and other benefits in accordance with the terms of
Section 6(f) of the Employment Agreement, dated as of November 8, 2004 (the "Employment Agreement"), between the Executive and the Company; provided that no such severance shall be paid if the Executive revokes this Agreement pursuant to
Section 4 below. The Executive acknowledges and agrees that he is entering into this Agreement in consideration of such severance and the Company's agreements set forth herein.

         3. The Executive, for himself, and for his heirs, attorneys, agents, spouse and assigns, hereby waives, releases and forever discharges the Company and its predecessors, successors, and assigns, if any, as well as its and their officers, directors and employees, stockholders, agents, servants, representatives, and attorneys, and the predecessors, successors, heirs and assigns of each of them (collectively "Released Parties"), from any and all grievances, claims, demands, causes of action, obligations, damages and/or liabilities of any nature whatsoever, whether known or unknown, suspected or claimed, which the Executive ever had, now has, or claims to have against the Released Parties, by reason of any act or omission occurring before the date hereof, including, without limiting the generality of the foregoing, (a) any act, cause, matter or thing stated, claimed or alleged, or which was or which could have been alleged in any manner against the Released Parties prior to the execution of this Agreement and (b) all claims for any payment under the Employment Agreement; provided that nothing contained in this Agreement shall affect the Executive's rights (i) to indemnification from the Company as provided in the Employment Agreement or otherwise; (ii) to coverage under the Company's insurance policies covering officers and director; (iii) to other benefits which by their express terms extend beyond the Executive's termination of employment; and (iv) under this Agreement. Without limiting the generality of the foregoing, the Executive expressly releases the Released Parties from all claims for discrimination, harassment and/or retaliation, under Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, as amended, the New York State Human Rights Law, as amended, as well as any and all claims arising out of any alleged contract of employment, whether written, oral, express or implied, or any other federal, state or local civil or human rights or labor law, ordinances, rules, regulations, guidelines, statutes, common law, contract or tort law, arising out of or relating to the Executive's employment with



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                                                                              11

and/or separation from the Company, and/or any events occurring prior to the execution of this Agreement.

         4. The Executive also specifically waives all rights or claims that he has or may have under the Age Discrimination In Employment Act of 1967, 29 U.S.C. 'SS''SS' 621-634, as amended ("ADEA"). In accordance with the ADEA, the Company specifically advises the Executive that: (1) he may and should consult an attorney before signing this Agreement, (2) he has twenty-one (21) days to consider this Agreement, and (3) he has seven (7) days after signing this Agreement to revoke this Agreement.

         5. The Company, for itself, and for its predecessors, successors, and assigns, if any, as well as its and their officers, directors and employees, stockholders, agents, servants, representatives, and attorneys, and the predecessors, successors, heirs and assigns of each of them, hereby waives, releases and forever discharges the Executive and his heirs, attorneys, agents, spouse and assigns (collectively, "Executive Released Parties") from any and all grievances, claims, demands, causes of action, obligations, damages and/or liabilities of any nature whatsoever, which the Company ever had, now has, or claims to have against the Executive Released Parties by reason of any act or omission occurring before the date hereof including, without limiting the generality of the foregoing, any act, cause, matter or thing stated, claimed or alleged of which the Company has actual knowledge which was or could have been alleged in any manner against the Executive Released Parties prior to the execution of this Agreement.

         6. This release does not affect or impair the Executive's rights with respect to workman's compensation or similar claims under applicable law or any claims under medical, dental, disability, life or other insurance arising prior to the date hereof.

         7. The Executive warrants that he has not made any assignment, transfer, conveyance or alienation of any potential claim, cause of action, or any right of any kind whatsoever, including but not limited to, potential claims and remedies for discrimination, harassment, retaliation, or wrongful termination, and that no other person or entity of any kind has had, or now has, any financial or other interest in any of the demands, obligations, causes of action, debts, liabilities, rights, contracts, damages, costs, expenses, losses or claims which could have been asserted by the Executive against the Company.

         8. The Executive shall not make any disparaging remarks about the Company, or its officers, agents, employees, practices or products; provided that the Executive may provide truthful and accurate facts and opinions about the Company where required to do so by law. Neither the Company nor any of its officers shall make any disparaging remarks, written or oral, about the Executive; provided that the Company and its officers may provide truthful and accurate facts and opinions about the Executive where required to do so by law. The restrictions contained in this Section 8 shall be of no force and effect if either the Company or any of its officers or the Executive is required by law to offer facts or opinions regarding the other.

         9. The parties acknowledge that this Agreement is a settlement of disputed potential claims and is not an admission of liability or of the accuracy of any alleged fact or claim. The Company expressly denies any violation of any federal, state, or local statute, ordinance, rule, regulation, order, common law or other law in connection with the employment and termination of employment of the Executive. The parties expressly agree that this Agreement shall not be construed as an admission by



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                                                                              12

any of the parties of any violation, liability or wrongdoing, and shall not be admissible in any proceeding as evidence of or an admission by any party of any violation or wrongdoing.

         10. In the event of a dispute concerning the enforcement of this Agreement, the finder of fact shall have the discretion to award the prevailing party reasonable costs and attorneys' fees incurred in bringing or defending an action, and shall award such costs and fees to the Executive in the event the Executive prevails on the merits of any action brought hereunder.

         11. The parties declare and represent that no promise, inducement, or agreement not expressed herein has been made to them.

         12. This Agreement in all respects shall be interpreted, enforced and governed under the laws of the State of New York and any applicable federal laws relating to the subject matter of this Agreement. The language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against any of the parties. This Agreement shall be construed as if jointly prepared by the Executive and the Company. Any uncertainty or ambiguity shall not be interpreted against any one party.

         13. This Agreement and the Employment Agreement contains the entire agreement of the parties as to the subject matter hereof. No modification or waiver of any of the provisions of this Agreement shall be valid and enforceable unless such modification or waiver is in writing and signed by the party to be charged, and unless otherwise stated therein, no such modification or waiver shall constitute a modification or waiver of any other provision of this Agreement (whether or not similar) or constitute a continuing waiver.

         14. The Executive and the Company represent that they have been afforded a reasonable period of time within which to consider the terms of this Agreement, that they have read this Agreement, and they are fully aware of its legal effects. The Executive and the Company further represent and warrant that they enter into this Agreement knowingly and voluntarily, without any mistake, duress or undue influence, and that they have been provided the opportunity to review this Agreement with counsel of their own choosing. In making this Agreement, each party relies upon his or its own judgment, belief and knowledge, and has not been influenced in any way by any representations or statements not set forth herein regarding the contents hereof by the entities who are hereby released, or by anyone representing them.

         15. The parties agree that this Agreement may be executed in counterparts and as executed shall constitute one Agreement, binding on all parties. The parties further agree that execution of this Agreement may be accomplished by receipt of facsimile signatures of the parties. This Agreement shall be of no force or effect until executed by all the signatories.

         16. Should any provision of this Agreement be declared or be determined by a forum with competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term, or provision shall be deemed not to be a part of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                            SIRIUS SATELLITE RADIO INC.



                                            By:
                                                ----------------------------
                                                Name:
                                                Title:

                                            --------------------------------
                                                   Patrick L. Donnelly